UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

SPECTRA ENERGY CORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-627-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Spectra Energy Corp, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on September 6, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enbridge Inc., a Canadian corporation (“Enbridge”), and Sand Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Enbridge (“Merger Sub”).

On February 27, 2017 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company continued its existence under Delaware law as the surviving corporation (the “Surviving Corporation”) in the Merger and a wholly owned subsidiary of Enbridge.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger, Spectra Energy Capital, LLC (“Spectra Energy Capital”), a wholly owned subsidiary of the Company, terminated the $2,000,000,000 364-Day Credit Agreement (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), dated as of September 29, 2016, among Spectra Energy Capital, the Company, the lenders from time to time party thereto and Citibank, N.A., as Administrative Agent. Some of the lenders under the Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company, Spectra Energy Capital and their affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above, on the Closing Date, the Company and Enbridge completed their previously announced Merger. As a result of the Merger, the Company became a wholly owned subsidiary of Enbridge. At the Effective Time, each outstanding share of common stock of the Company, par value $0.001 (the “Common Stock”) (other than shares owned directly by the Company, Enbridge or Merger Sub), was automatically converted into, and became exchangeable for, 0.984 (the “Exchange Ratio”) of a validly issued, fully paid and non-assessable Enbridge common share (the “Merger Consideration”).

As of the Effective Time, each option to purchase Common Stock, Company phantom unit, Company performance stock unit, and other Company awards measured by the value of shares of Common Stock (collectively, “Company Equity Awards”), other than Company performance stock units granted in 2015, was converted into a corresponding award with respect to Enbridge common shares, with the number of shares subject to and, if applicable, the exercise price of the Company Equity Award adjusted to preserve the aggregate intrinsic value of the original Company Equity Award, subject to rounding. Each Company performance stock unit granted in 2015 became vested as of the Effective Time (with performance deemed satisfied based on actual performance through the Effective Time), and was cancelled and converted into the right to receive the Merger Consideration in respect of each share of Common Stock underlying such award. Each Company performance stock unit granted in 2016 was converted into a time-based restricted stock unit, with the number of Enbridge common shares subject to such award based on actual performance through the Effective Time.

Under the terms of the Merger Agreement, as of the Effective Time, Mr. Al Monaco, the current President and Chief Executive Officer of Enbridge, remained the President and Chief Executive Officer of Enbridge, and Mr. Gregory L. Ebel, the former Chairman, President and Chief Executive Officer of the Company, became Chairman of the board of directors of Enbridge.

In addition, as of the Effective Time, the Board of Directors of Enbridge will consist of eight members designated by Enbridge, including Mr. Monaco, and five members designated by the Company, including Mr. Ebel. Besides Mr. Monaco, the directors designated by Enbridge, all of whom served as directors of Enbridge prior to the Effective Time, are Marcel R. Coutu, J. Herb England, Charles W. Fischer, V. Maureen Kempston Darkes, Rebecca B. Roberts, Dan C. Tutcher and Cathy L. Williams. In addition to Mr. Ebel, the directors designated by the Company are Clarence P. Cazalot, Jr, Michael McShane, Michael E.J. Phelps and Pamela L. Carter, all of whom served as directors of the Company prior to the Effective Time.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 6, 2016, and which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated, and requested that the trading of Company Common Stock on NYSE be suspended prior to market open on the Closing Date and that the listing of the shares of Common Stock on NYSE be withdrawn. In addition, the Company requested that NYSE file with the SEC a notification on Form 25 to report the delisting the shares of Common Stock from NYSE and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Enbridge. The information contained in the Introductory Note above and in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, the following directors of the Company retired from the Board of the Directors of the Company: Gregory L. Ebel, F. Anthony Comper, Austin A. Adams, Joseph Alvarado, Pamela L. Carter, Clarence P. Cazalot, Jr, Peter B. Hamilton, Miranda C. Hubbs, Michael McShane, Michael G. Morris and Michael E.J. Phelps.

Upon the Effective Time, pursuant to the terms of the Merger Agreement, the following directors of Merger Sub (constituting all of the directors of Merger Sub) became directors of the Company: William T. Yardley, John K. Whelen, Laura Buss Sayavedra and Stephen J. Neyland.

In addition, in connection with the Merger, as of the Effective Time, the following persons were appointed to the offices of the Surviving Corporation indicated: William T. Yardley was appointed President; Vern D. Yu was appointed Chief Development Officer; Allen Capps was appointed Controller; Patrick Hester was appointed Vice President, Law; Wanda M. Opheim was appointed Treasurer; and Tyler W. Robinson was appointed Vice President & Corporate Secretary.

On the Closing Date, the Company awarded a $1 million bonus to Gregory L. Ebel, the Company’s former Chairman, President and Chief Executive Officer, to reward his extraordinary efforts in respect of the Merger, including, but not limited to, integration activities, planning, and efforts to capture the previously announced synergy targets and timely close.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events.

On February 27, 2017, Enbridge issued a press release relating to the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of September 5, 2016, among Spectra Energy Corp, Enbridge Inc. and Sand Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Spectra Energy Corp with the SEC on September 6, 2016)*

3.1	Amended and Restated Certificate of Incorporation of Spectra Energy Corp

3.2	Amended and Restated Bylaws of Spectra Energy Corp

99.1	Press Release, dated February 27, 2017

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Spectra Energy Corp hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017	SPECTRA ENERGY CORP
(Registrant)

	By:	/s/ William T. Yardley
	Name:	William T. Yardley
	Title:	President

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of September 5, 2016, among Spectra Energy Corp, Enbridge Inc. and Sand Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Spectra Energy Corp with the SEC on September 6, 2016)*

3.1	Amended and Restated Certificate of Incorporation of Spectra Energy Corp

3.2	Amended and Restated Bylaws of Spectra Energy Corp

99.1	Press Release, dated February 27, 2017

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Spectra Energy Corp hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.